UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2013

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On March 3, 2013, Hecla Mining Company (“Hecla”) and our wholly owned subsidiary, 0963708 B.C. LTD., entered into an Arrangement Agreement (the “Agreement”) with Aurizon Mines Ltd. (“Aurizon”).  Under the terms of the Agreement and Canadian law, on April 12, 2013, Aurizon announced that it had mailed to its shareholders and optionholders (“Aurizon Securityholders”) the Notice of Meeting and Management Information Proxy Circular dated April 10, 2013 (the “Circular”) with respect to the special meeting (the “Meeting”) of the Aurizon Securityholders to be held on May 9, 2013 at The Vancouver Club, in the University Room, 3rd Floor, 915 West Hastings Street, Vancouver, BC, V6C 1C6 at 1:00 p.m. PST.  At the Meeting, Aurizon Securityholders will be asked to consider and approve a special resolution with respect to the proposed transaction whereby a wholly-owned subsidiary of Hecla will acquire all of the issued and outstanding common shares of Aurizon.

The Circular included unaudited pro forma condensed combined financial statements of Hecla.  Such financial statements are included as Exhibit 99.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

99.1 Unaudited pro forma condensed combined financial statements of Hecla*

____________________

*           Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated:  April 22, 2013

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